wriwebs.com, inc.
                             A Florida Corporation
                               ONE MILLION SHARES
                              Price $1.00 a Share
                          COMMON STOCK - NO PAR VALUE

PROVIDING WEBSITE DESIGN, MAINTENANCE, UPGRADES, AND HOSTING TO BUSINESSES AND INDIVIDUALS VIA THE INTERNET.

A Dividend of 6 cents per share will be paid on January 1, 2000 to new shareholders of record June 1, 1999.

Securities offered by: wriwebs.com, inc. 245 N. Ocean Boulevard, Ft. Lauderdale, Florida 33442


                                  Underwriting

                    Price               Discount and               Proceeds
                    To Public          Commission               To Issuer (1)

Per Share or Unit   $1.00                  00.00                    $ .98
Total               $1,000,000.00          00.00                    $980,000.00


(1) Expense to market securities

THIS DOCUMENT CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS DISCLOSURE DOCUMENT.

                            SMALL CORPORATE OFFERING
                          REGISTRATION FORM (Form U-7)
                 As adopted by NASAA on April 29, 1989 FORM U-7

DISCLOSURE DOCUMENT

wriwebs.com, inc.

Type of securities offered:                Common Stock
Maximum number of securities offered:      One Million Shares
Minimum number of securities offered:      One Hundred Thousand Shares
Price per security:                        $1.00
Total proceeds:                            If maximum sold:  $1,000,000.00
                                           If minimum sold:  $100,000.00

Is a commissioned selling agent selling the securities in this offering? No Is there other compensation to selling agent(s)? No
Is there a finder's fee or similar payment to any person? No

Is there an escrow of proceeds until minimum is obtained? No, minimum has been obtained.
Is this offering limited to members of a special group, such as employees of the Company or individuals? No
Is transfer of the securities restricted? No

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. SEE ARISK FACTORS@.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NO FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS RECOMMENDED THESE SECURITIES. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 This Corporation is currently conducting business.

This offering has been registered for offer and sale in the following states:
 State                    State File No               Effective Date

District  of Columbia     None                        2/20/99
These  Securities  are offered  only where permitted by law.

                                    CONTENTS

                                  THE OFFERING
                                     AMOUNT
                                    WARRANTS
                                    OPTIONS
                                    FILINGS
                                  RESTRICTIONS
                         SALES BY CURRENT SHAREHOLDERS
                           STOCKHOLDER COMMUNICATION
                         DETERMINATION OF SELLING PRICE
                          PRIOR ISSUANCE OF SECURITIES
                               INVESTOR OWNERSHIP
                            MANAGEMENT RELATIONSHIPS
                                      DEBT
                                 CAPITALIZATION
                                    DILUTION
                           DESCRIPTION OF SECURITIES
                              PLAN OF DISTRIBUTION
                             MATERIAL RELATIONSHIPS
                              FEDERAL TAX ASPECTS
                                  RISK FACTORS
                               LEGAL PROCEEDINGS
                                  COMPETITION
                                   PROPERTIES
                                   TRADEMARKS
                            RESEARCH AND DEVELOPMENT
                             GOVERNMENT REGULARION
                                MATERIAL EVENTS
                                 PROFITABILITY
                       CONSEQUENCES OF NON-PROFITABILITY

                                   FINANCIALS
                      USE OF PROCEEDS B FULL SUBSCRIPTION
                     USE OF PROCEEDS B PARTIAL SUBSCRIPTION
                          CURRENT FINANCIAL SITUATION
                             MANAGEMENTS DISCUSSION
                              FINANCIAL STATEMENTS
                                 BALANCE SHEET
                                 PROFIT & LOSS

                                  FUTURE PLANS
                             DEVELOPING THE COMPANY
                        PLANNED INITIAL PUBLIC OFFERING

                          SUMMARY & INVESTMENT PROCESS
                                    SUMMARY
                               INVESTMENT PROCESS
                                   SIGNATURES

THE COMPANY

wriwebs.com, inc. (the Company) is a Florida Corporation organized on July 23, 1998. The Federal Identification number is 65-0854354. The company began operations as a partnership on January 6, 1998.

COMPANY OFFICES

wriwebs.com, inc. is located at 245 N. Ocean Boulevard, Deerfield Beach,
Florida.

Other officers and division heads will be located in their city of residence. The state of current technology no longer requires that all officers and employees are located in the same venue. Communications will be maintained through the company=s e-mail.

THE MARKETPLACE

The explosion of individual and business use of the Internet in the late 1990's has created a new cultural and commercial revolution unseen and unheard of since the commercial production of the telephone.

This virtual revolution in the information and communication world has effected virtually everybody. The Internet has become and will continue to grow into an absolute integral part of the world in which we live. It will allow each and every one of us to reach out to the international world of people with our ideas, our wants, and most importantly for business-our products and services. Research indicates that the market is expanding by about 6000 new internet homes each day. Internet sales activity is the fastest growing segment of American business.

Businesses need a sophisticated website to survive and prosper in this fiercely competitive environment.

MARKETING OUR PRODUCTS AND SERVICES

EXISTING BUSINESSES: The company plans to market directly to 100 million businesses worldwide, only a small segment of which even now have a website. As Internet use continues to expand, those businesses with only basic websites will need to upgrade their sites with more challenging displays and graphics. The company can design websites from a single page to the most technologically advanced audio-visual productions possible. Its cadre of highly trained webmasters and student interns is poised to capture the website design market with ever more fascinating displays and visuals. As the technology advances, the company which is on the cutting edge of this new artform will do ever-increasing commerce. There is no limit. Virtually every man and woman in the modern culture could have an Internet presence, from a $100 one page template to a corporate site of 50 pages costing hundreds of thousands. The company is poised to sell these services by advertising in business publications, specialized radio and television programs, Email, and through banner advertising on appropriate web sites and search engines.

The company also has exclusive reseller contracts with select long distance telephone sellers to provide all of the company=s products and services for sale through packages with other needed telecommunication services.

The company is also negotiating with website companies in other countries to establish an international network of website development and hosting companies capable of providing multilingual websites utilizing the particular design standards and distinguishing cultural characteristics of various countries.

NEW BUSINESSES: Approximately 5000 new websites are created each day. This market continues to expand at an unprecedented rate, surpassing even the most bullish expectations of the internet frontiersmen. Although website companies number in the hundreds, the company that develops a niche in the maintenance and upgrade industry will prosper. This is the wriwebs.com niche. Its specialty is upgrades, including telephone call-back technology which makes a virtual 24 hour e-commerce store a reality.

STRATEGIC ALLIANCES

PROFITABILITY AND E-Commerce

Why is E-commerce so profitable? Once the web site is created and all information has been placed on the site the costs per transaction are very small. When a customer purchases one of the company=s products or a product from one of our preferred vendors the entire transaction takes place without direct intervention over the web.

Technology, computers and the Internet are the heart of E-commerce. Good web sites replace traditional outlets virtually eliminating the cost of rent. Good technology allows for sales to occur 24-hours a day 365 days a year with fewer employees resulting in lower labor costs and fewer errors.

OUR BUSINESS MISSION

SERVING THE 100 MILLION WEBSITES AROUND THE GLOBE:

wriwebs.com is emerging as one of the fastest growing national companies operating on the World Wide Web to provide the development, maintenance, upgrades and hosting required to service this burgeoning market.

5000 NEW WEBSITES EACH AND EVERY DAY:

The company is also preparing programs and products for sale to the estimated 5000 new websites created and hosted each day.

THE PRODUCTS AND SERVICES OF WRIWEBS.COM

WEB SITE ADVERTISING REVENUE

DATABASE MARKETING AND RENTAL

OFFICERS AND KEY PERSONNEL

Executives, Officers, Key Employees & Professionals

NAME                          Age         Position

Michael Caputa                30          CEO

Jonathan Grant                30          President

Jeffrey Levy                  48          Legal Counsel

Jeffrey Levy is the independent legal counsel to HBOA.Com, Inc. Mr. Levy has a Juris Doctorate and a Master of Laws Degree from the University of Miami. He began his legal career in Massachusetts as a criminal defense lawyer. He has a broad range of experience in civil, real estate and corporate law. Mr. Levy now specializes in corporate litigation and securities law. He is licensed to practice in Florida, Massachusetts and New York.

STAFF

The company has fifteen full time employees and several part time employees plus independent contractors.

wriwebs.com GOALS FOR STAFFING

KEY PERSONNEL RETENTION

The services of Michael Caputa, Jonathan Grant and Jeffrey Levy are essential to the success of wriwebs.com, inc. in the year 1999.

A combination of Salaries and stock options will be used to wed these employees to the company.

All are certain to remain with the company to insure that the value of their shares appreciates.

Key-Man Life Insurance will be secured for essential management employees.

Note: After reviewing the above, potential investors should consider whether or not the compensation to management and other key personnel directly or indirectly, is reasonable in view of the present stage of the Company's development.

DIRECTORS OF THE COMPANY

The by-laws of the Corporation currently call for three directors to be elected on annually. The current Directors are:

     Michael Caputa
     Jonathan Grant
     Jeffrey B. Levy

The current board will appoint two additional directors and additional three directors will be elected in May of 1999 to represent the new shareholders.

     Mr. Caputa has extensive experience working for, managing and owning other companies in similar lines of business.

     Mr. Grant has extensive experience working for, managing and owning other companies in similar lines of business.

Note: After reviewing the information concerning the background of the Company's Officers, Directors and other key personnel, potential investors should consider whether or not these persons have adequate background and experience to develop and operate this Company and to make it successful. In this regard, the experience and ability of management are often considered the most significant factors in the success of a business.

PRINCIPAL STOCKHOLDERS

Principal owners of the Company (those who beneficially own directly or indirectly 10% or more of the common and preferred stock presently outstanding) starting with the largest common stockholder.

                              Average                No. of Shares
                    Price     No. of                 Held After
                    Per       Shares       % of      Offering if             % of
Class of Shares     Share     Now Held     Total     All Securities Sold     Total

Michael Caputa
Boca Raton, FL
     Common Stock     .01     7,425,000     70%      7,000,000               70%

Chairman of the Board, HBOA.COM, Inc.

Jonathan Grant
Ft. Lauderdale, FL
     Common Stock     .01     2,000,000     20%      2,000,000               20%
President, wriwebs.com, inc.


Number of shares beneficially owned by Officers and Directors as a group:
     Before offering:    9,000,000 shares     (100% of total outstanding)
     After offering:     a) Assuming minimum securities sold: 9,100,000 shares
               (99% of total outstanding)

                         b) Assuming maximum securities sold: 10,000,000 shares
                (90% of total outstanding)

THE OFFERING

AMOUNT

The company is offering for sale a maximum of one million shares at a price of one dollar per share. A portion of this amount has all ready been subscribed.

The minimum subscription is 100,000 shares.

The offering will terminate on the earlier of the subscription for 1,000,000 shares offered herein or on November 15, 1999, unless extended in the sole discretion of the Company.

WARRANTS

Each subscriber to this offering will be issued a warrant equal to one share for each share purchased. The warrant will entitle the shareholder to purchase one additional share for each share purchased at this time.

The warrant purchase price will be $1.50 per share. Warrants may be exercised during the period, which begins 12 months after the date the original shares were issued, and ends 24 months after the date the original shares were issued.

OPTIONS

Six Hundred Thousand Shares of the company=s common stock have been set aside for options to be granted certain key employees. None of these options are available to the principal shareholders Michael Caputa and Jonathan Grant.

FILINGS

The company will file with the United States Securities and Exchange Commission for Registration of Securities of Small Business Issuers. Wriwebs.com can then be traded on the North American Securities Administration Association Bulletin Board for Micro Capitalization Companies.

RESTRICTIONS

This offering is made subject to SEC rule 504D and is subject to those regulations. The offer is made only in those States where 504D offerings are valid or where the offering has been registered.

CURRENT SHAREHOLDERS

The current shareholders are not offering any of their personally held shares for sale at this time, and will not receive any monetary benefit from the sale of these shares.

STOCKHOLDER COMMUNICATION

wriwebs.com, inc. has established a corporate web site at www.wriwebs.com.

The company will establish a secure password controlled stockholder department within this web site that will continually provide updated financial statements, news and developments about the company.

DETERMINATION OF SELLING PRICE

The offering price of the shares offered was determined subjectively by the Company. There is no relationship between the offering price and the Company=s current assets, earnings or book value.

OFFERING PRICE FACTORS

     The securities offered are common stock and the following factors may be relevant to the price at which the securities are being offered.

     The net, after-tax (loss for the last fiscal year was $51,212.91 or $.052 per share.

     The net tangible book value of the Company, for this purpose, net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

     Book Value as of Dec. 31, 1998 $48,787.09  ($.049 cents per share)

     The price per share is substantially higher than the book value of the company reflecting the company=s unique approach to the market in which it intends to sell its products and services.

PRIOR ISSUANCE OF SECURITIES
The Company issued Founders Stock to:
Michael Caputa               7,000,000 shares

These shares were issued in exchange for the services of this individual during the development of the Company.

INVESTOR OWNERSHIP

The investors from this offering, assuming exercise of warrants will own the following percentage of the company=s outstanding shares.

     If the maximum is sold:     10%

     If the minimum is sold:     1%

MANAGEMENT RELATIONSHIPS, TRANSACTIONS AND REMUNERATION

Blood or marriage relates none of the Officers, Directors, key personnel or principal stockholders

DEBT

Debt as of 12/31/98

Short-term debt (interest rate 6%)          $11,635.37

CAPITALIZATION

The following table sets forth the Company=s capitalization in 1998, and as adjusted to reflect the sale of shares and the application of the net proceeds of this offering.

                                                            As Adjusted if
                                 Prior  to  sale            Maximum Number of
                                 In 1998                    Shares are sold.

Common stock, no par value,       9,900,000.00               9,900,000.00
20,000,000 shares authorized,
10,000,000 shares issued and
outstanding as of December 31,
1998, and to be issued and
outstanding after this offering,
if all shares being offered are sold.

Additional Paid-in Capital          $100,000.00             $980,000.00

Retained earnings (deficit)                   0                       0

Total Shareholders Equity          $ 100,000.00             $980,000.00

Total Capitalization               $ 100,000.00             $980,000.00

DILUTION

The Net tangible book value of the common stock as of December 31,1998 was approximately $48,787.09. After this offering and deduction of estimated expenses of the offering and before considering the use of proceeds, the pro-forma net tangible book value of the common stock would be $1,028,787.09 if the maximum number of shares are sold or .052 cents per share. The increase in the net tangible book value is due solely to the sale of the shares offered.

The following table illustrates the dilution if 1,000,000 shares are sold. Offering price per share $ 1.00 Net tangible book value per share before offering $ .0049 Increase in net tangible book value per share $ .0471 Net tangible book value per share after offering $ .052

DESCRIPTION OF SECURITIES

The Company is authorized to issue 20,000,000 shares of no par common stock. All shares of the Company are of one class, common stock, of which 10,000,000 shares are presently issued and outstanding. The shares of the Company are freely tradable and there are no restrictions on their sale.

COMMON STOCK

Each share of common stock is entitled to share pro-rata in dividends and distributions, if any, with respect to the common stock when and if declared by the board of directors, from funds legally available therefor. No holder of any share of common stock has any preemptive right to subscribe for any securities of the Company, except for Warrants held. Upon liquidation, dissolution or winding up of the Company after payment of creditors, the assets will be divided pro-rata on a share for share basis among the holders of the shares of common stock.

NONCUMULATIVE VOTING

The holders of the outstanding shares of common stock are not entitled to cumulative voting. Shareholders are entitled to one vote per share, on all matters that are entitled to one vote per share and on all matters that are required by law to be submitted to shareholders, including the election of directors. Accordingly, shareholders representing more than 50 percent of the outstanding voting shares will have the ability to elect all of the directors.

DIVIDENDS

The Company has not paid any dividends as of the present date. The board of directors has authorized a dividend of 6% to new shareholders of record as of May 1st, 1999, which dividend shall be paid January 1st, 2000. The payment of future dividends is contingent upon future earnings, the Company's financial condition and capital requirements and general business conditions among other factors. Unpaid dividends are cumulative.

PLAN OF DISTRIBUTION

     The selling agents are employees or consultants of the company:

MATERIAL RELATIONSHIPS BETWEEN SELLING AGENTS AND COMPANY.

Michael Caputa, Jonathan Grant, and Jeffrey B. Levy are officers of the Company. These individuals will be responsible for the sale of the shares in wriwebs.com, inc. and receive no compensation for this effort other than normal salary and benefits.

Note: After reviewing the amount of compensation to the selling agents or finders for selling the securities, and the nature of any relationship between the selling agents or finders and the Company, a potential investor should assess the extent to which it may be inappropriate to rely upon any recommendation by the selling agents or finders to buy the securities.

FEDERAL TAX ASPECTS

The Company is a C corporation. The tax benefits or risks associated with the purchase of these securities are unknown.

No Tax advisor has issued any opinion regarding the tax consequences of an investment in the securities.

Note: Potential investors are encouraged to have their own personal tax consultant contact the tax advisor to review details of the tax benefits and the extent that the benefits would be available and advantageous to the particular investor.

RISK FACTORS

THIS INVESTMENT INVOLVES SIGNIFICANT RISKS, MAY BE CONSIDERED AS SPECULATIVE AND IS NOT SUITABLE FOR ALL POTENTIAL INVESTORS. ONLY THOSE INVESTORS WHO CAN BEAR THE SIGNIFICANT ECONOMIC RISKS, INCLUDING THE POSSIBLE LOSS OF THEIR INVESTMENT, WITHOUT IMPAIRING THEIR ABILITY TO PROVIDE FOR THEMSELVES AND THEIR FAMILY SHOULD PURCHASE THE SAME MANNER AS PRIOR TO PURCHASING THE SECURITIES THESE SECURITIES THE SAME MANNER AS PRIOR TO PURCHASING THE SECURITIES. ACCORDINGLY, A PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION.

Low Operating Revenue. The Company has yet to generate significant revenue. Despite management's business plans and anticipated increase in capital, there can be no assurances that the company will generate significant revenue or have profits.

Dependence on Key Personnel. The services of the current management are essential if the company is to survive through 1999. The health of all of the current management is good and there are no unusual risks that would impede the current management in the foreseeable future.

Competition. Other companies may be engaging or may engage in similar activities in competition with the Company. A search during the application to become the Chamber of Commerce for Home Based Business Owners did not indicate any similar businesses operating in the same manner as the Company.

Control by Present Shareholders. Assuming the sale of the maximum number of shares offered, these shares and their accompanying warrants would represent approximately 20% of the Company=s outstanding common stock. If less than the maximum number of shares being offered are sold the percentage of ownership of the persons who purchase in this offering will be less than 10%. Therefore, after the completion of the maximum offering, the present shareholders will own approximately 80 percent of the Company's outstanding common stock and will own an even higher percentage if the maximum number of shares being offered hereby are not sold. Inasmuch as there are no cumulative voting rights under the Company's Articles of Incorporation, the present shareholders will be able to elect all directors of the company, while the purchasers of the shares offered hereby will not be able to elect any directors.

Uncertainty of Dividends. The company has not paid any dividends. The Directors have voted to pay a dividend of 6 cents per share for all new shareholders of record on May 1st, 1999, such dividend to be paid on January 1st, 2000. Holders of Founders Shares, Gerald Hatfield and Gary Verdier will not receive a dividend distribution on those shares. The Future dividends are dependent on the net after tax profits of the Company.

No Independent Studies. The determination of the Company's capital requirements and the intended use of proceeds from this offering were based solely upon information developed by the Company. No independent studies with regard to feasibility, management, or marketing have been conducted by any third parties in determining the Company's capital requirements.

Transferability. The common stock has been registered under article 504D of the SEC code and is fully transferable. However, there is currently no ready market for the shares.

Compliance with Federal and State Securities Laws. The company is relying on its filing with the SEC under section 504D and its filings with the States in which it plans to sell its securities. In the event successful litigation is undertaken involving a shareholder, purchasers of the shares could have the right to rescind their purchases, which could adversely affect the operation of the Company.

Dependence on this and future offerings. The Company needs the proceeds of this offering to expand its business operations. In order to fulfill all of its business objectives, additional financing may be needed after the successful completion of this offering. If additional offerings including the planned IPO are not successful the Company=s rate of growth may be diminished.

Non-Arm's Length Transactions. The Company as of the date of this offering has two shareholders that have been issued a total of 9,900,000 shares of common stock. The number and valuation of the shares issued to the two shareholders was arbitrarily determined.

There is currently no public market for the Companies securities and no assurance can be given that any public market will develop in the future or that purchasers will be able to resell their securities at the offering price, if at all.

However, Internet companies have been doing extremely well in the financial markets because the future is in E-commerce.

LEGAL PROCEEDINGS

Neither the Company nor its subsidiaries is a party to any legal proceeding at the present time.

COMPETITION

PROPERTIES

TRADEMARKS

The company is not dependent on any trademarks or copyrights for the success of its operations. The company has filed for trademarks for

RESEARCH AND DEVELOPMENT

GOVERNMENT REGULATION

The Company is not involved in any business activity in which there is significant governmental regulation or oversight.

MATERIAL EVENTS

PROFITABILITY

CONSEQUENCES

If the company is unable to complete one or more of the above projects by late summer of 1999 then it may suffer cash flow and liquidity problems caused by operational and development costs associated with these projects.

                                USE OF PROCEEDS
FULL SUBSCRIPTION

The net proceeds to the company from this offering, assuming the sale of all of the shares offered hereby and after deducting marketing expenses will be approximately $980,000.00.

It is the company=s present intention to use the net proceeds of the offering for the following purposes.

PURPOSE                                                     AMOUNT
Programming and Web Development                             $ 60,000.00

Establishment & equipping Washington, DC Office             $ 50,000.00

Legal and Accounting Expenses                               $ 50,000.00

Employee Hiring & Training                                  $140,000.00
Webmaster and project managers

Computers, Peripherals, & Software                          $ 40,000.00

Start Up Costs B                                            $ 25,000.00


Start Up Costs B How To Start A Home Based Business Kit     $ 18,000.00
(Printing, Design and Content)

Start Up Costs B Home Based Travel Agent Program            $ 15,000.00

Start Up Costs B Seminar Program                            $ 30,000.00

Start Up Costs B Chapter President Program                  $ 15,000.00

Marketing                                                   $325,000.00
BizTools, Membership, How To Kit,
Seminars & Travel Agent Programs

Reserve for costs of IPO                                    $100,000.00

Contingencies and new opportunities                         $197,000.00

                              TOTAL          $980,000.00

                                USE OF PROCEEDS

PARTIAL SUBSCRIPTION

The net proceeds to the company from this offering, assuming the sale of all of 25% of the shares offered hereby and after deducting marketing expenses of $20,000.00 will be approximately $230,000.00.

It is the company=s present intention to use the net proceeds of the offering for the following purposes.

PURPOSE                                                     AMOUNT
Programming and Web Development                             $ 25,000.00

Establishment & equipping Washington, DC Office             $ 20,000.00

Legal and Accounting Expenses                               $ 10,000.00

Computers, Peripherals, & Software                          $ 20,000.00

Start Up Costs                                              $ 25,000.00

Start Up Costs                                              $ 18,000.00

Start Up Costs                                              $ 15,000.00

Start Up Costs B Seminar Program                            $ 30,000.00

Start Up Costs                                              $ 15,000.00

Marketing                                                   $ 72,000.00
BizTools, Membership, How To Kit,
Seminars & Travel Agent Programs

                              TOTAL          $250,000.00

Note: After reviewing the portion of the offering allocated to the payment of offering expenses, and to the immediate payment to management and promoters of any fees, reimbursements, past salaries or similar payments, a potential investor should consider whether the remaining portion of his investment, which would be that part available for future development of the Company's business and operations, would be adequate.


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

CURRENT FINANCIAL SITUATION

The company's trade payables have been paid within the stated trade term.

The company has no long-term debt.

The Company is not profitable but expects to achieve profitability in the fourth quarter of 1999.

Assuming the company sells at least 25% of the shares offered it should have sufficient cash to operate until profitability is attained, but it will not be able to achieve its desired rate of growth.

Assuming the Company sells at least 50% of the shares offered it should have sufficient cash to operate until profitability is attained and it will be able to proceed with several of its new profit centers.

MANAGEMENT'S  DISCUSSION AND ANALYSIS OF CERTAIN  RELEVANT FACTORS

The Company's financial statements indicate that the Company operated at a loss during 1998 its first fiscal year.

The Company did not begin sales operations until near the end of the year and then only on a limited test basis.

Indications from current customers, interested customers and potential marketing alliance partners indicate that the prospects are good that the Company will be able to meet its goals.

The nine months of the Company=s operation in 1998 was primarily spent in research, planning and development of the Company=s web sites and marketing materials.

FINANCIAL STATEMENTS

The financial information provided has been reviewed but not audited.

The Company does hereby agree to provide to investors in this offering for five years (or such longer period as required by law) hereafter annual financial reports containing a balance sheet as of the end of the Company's fiscal year and a statement of income for said fiscal year. All financial documents will be prepared in accordance with generally accepted accounting principles and accompanied by an independent accountant's report. If the Company has more than 100 security holders at the end of the fiscal year, the financial statements shall be audited.

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

wriwebs.com BALANCE SHEET

AS OF DECEMBER 31, 1998

HBOA.COM, Inc. PROFIT & LOSS STATEMENT

AS OF DECEMBER 31,1998

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

                                  FUTURE PLANS

DEVELOPING THE COMPANY

PLANNED INITIAL PUBLIC OFFERING

It is the intention of the company to take advantage of the current interest in the stocks of internet based companies by selling approximately five hundred thousand shares of wriwebs.com stock in a Public Offering.

The offering price will be subject to market conditions at the time of the offering. Based on recent new offerings by other Internet companies we feel the offering price will be between $10.00 and $15.00 per share.

The company intends to take this action as quickly as it is practical to do so.

Subscribing shareholders to the original offering of 1,000,000 shares will be granted "piggy-back" registration rights in any public offering of the Company's common stock. The company will pay all registration expenses.

The growth in the value of stocks such as E-Bay, Amazon.com, Yahoo and other Internet based companies has been nothing less than phenomenal.

                           SUMMARY/INVESTMENT PROCESS

SUMMARY

As stated numerous times in this document, investing in a start up company is risky and you should give the information in this document serious consideration before making your investment.

The other side of that coin is that every major corporation, including those that are the largest and most profitable were at one point in time B start up companies.

Here are a few examples

Fotomat Corporation issued its original stock at .18 cents per share. Within five years it was selling for $36.00 a share.

A $3000.00 investment at the time Price Club was formed is now worth over FIVE MILLION DOLLARS.

Amazon.Com stock increased 1000 times in value in just one year (1998).

E-Bay the Internet Auction Company was formed just a few years ago and the stock was first offered at under $10.00 per share. After a recent split those shares are now worth $513.00.

Are you willing to take the very considerable risk to invest in a Astart up@ company called wriwebs.com, inc.?

THE INVESTMENT PROCESS

Complete the subscription agreement and return it to the company with your check. Your stock certificates will be mailed to you.

You may rescind your purchase within seven days of the date you received the stock certificates. Simply notify the company and your shares will be voided and your funds returned.

Send your subscription agreement and check to:

                               wriwebs.com, inc.
                             245 N. Ocean Boulevard
                         Deerfield Beach, Florida 33432
                 Telephone 800 360-0636 Facsimile 800 360-0377

SIGNATURES

     A majority of the Directors and the Chief Executive and Financial Officers of the Company have signed this Disclosure Document on behalf of the Company and by so doing thereby certify that each has made diligent efforts to verify the material accuracy and completeness of the information herein contained. By signing this Disclosure Document, the Chief Executive and Chief Financial Officers agree to make themselves as well as the Company's books and records, or other document referred to in the Disclosure Document available to each investor. The Chief Executive and Chief Financial Officers further agree to respond to questions and otherwise confirm the information contained herein prior to the making of any investment by such investor.

     The Chief Financial Officer signing this form is hereby certifying that the financial statements submitted fairly state the Company's financial position and results of operations, or receipts and disbursements, as of the dates and period(s) indicated. Further that all records are kept in accordance with generally accepted accounting principles consistently applied (except as stated in the notes thereto) and (with respect to year-end figures) including all adjustments necessary for fair presentation under the circumstances.

Chief Executive Officer:

Title:

Chief Financial Officer:

Title:

                              NOTICE TO INVESTORS:

Prospective investors and their advisors should carefully read this disclosure document prior to making an investment.

                               wriwebs.com, inc.
                             245 N. Ocean Boulevard
                           Deerfield Beach, FL 33432
                            Telephone: 800 360-0636
                            Facsimile: 800 360-0377
                               www.wriwebsites.com

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